AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF KIRSHNER INTERNATIONAL, INC.

1. The name of the company is KIRSHNER INTERNATIONAL, Inc.

2. The total number of shares of stock of all classes and series the Company shall have authority to issue is 3,505,000,000 shares, consisting of (i) 3,500,000,000 shares of common stock, par value of $.00001 per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock.

3. Except as amended herein, the original certificate is in full force and effect.

I, THE UNDERSIGNED, HEREBY ACKNOWLEDGE that I have read the foregoing AMENDMENT TO THE CERTIFICATE OF INCORPORATION and affirm and acknowledge under penalty of perjury that the instrument is the act and deed of the Company, and that all the facts contained therein are true and correct.

Dated: May 9th, 2006

KIRSHNER INTERNATIONAL, INC.
A Delaware Corporation

BY: [signature]
Marc Baker, CFO

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of VERACITY MANAGEMENT CORP. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

VERACITY MANAGEMENT GLOBAL, INC

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 26TH day of SEPT, 20 06.

By: Michael Rideman
Authorized Officer

Title: President

Name: MICHAEL RIDEMAN
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:47 AM 09/27/2006
FILED 11:47 AM 09/27/2006
SRV 060889841 - 3200017 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:47 PM 09/20/2006
FILED 12:47 PM 09/20/2006
SRV 060866691 - 3200017 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of KIRSHNER INTERNATIONAL INC resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1 (ONE)" so that, as amended, said Article shall be and read as follows:

VERACITY Management Corp.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 20TH day of SEPT, 2006.

By: Michael Rideman
Authorized Officer

Title: President

Name: MICHAEL RIDEMAN
Print or Type

AMENDMENT TO CERTIFICATE OF INCORPORATION OF INTERTECH CORPORATION

1. The name of the corporation is Intertech Corporation (the "Company") and the date of filing the original certificate of incorporation was April 7, 2000.

2. This amendment to the original certificate of incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by unanimous written consent of the board of directors and by the written consent of a majority of the holders of capital stock entitled to vote. Prompt notice has been given to non consenting stockholders. The amendment is as follows:

The total number of shares of stock of all classes and series the Company shall have authority to issue is 105,000,000 shares, consisting of (i) 100,000,000 shares of common stock, par value of $0.001 per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock.

3. Except as amended herein, the original certificate of incorporation is in full force and effect.

I, THE UNDERSIGNED, HEREBY ACKNOWLEDGE that I have read the foregoing Amendment to Certificate of Incorporation and affirm and acknowledge under penalty of perjury that the instrument is the act and deed of the Company, and that all facts contained therein are true and correct.

Dated: February 19, 2002

Intertech Corporation,
a Delaware corporation

By: Hershey Moss
Hershey Moss,
President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 02/21/2002
020114573 - 3200017

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/07/2000
001178957 - 3200017

CERTIFICATE OF INCORPORATION
of
Intertech Corporation

1. The name of the corporation is Intertech Corporation (the "Company").

2. The address of its registered office in the State of Delaware, County of New Castle, is 1013 Centre Road, Wilmington, Delaware 19805-1297. The name of its registered agent at such address is Corporation Service Company.

3. The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

4. The total number of shares of stock of all classes and series the Company shall have authority to issue is 50,000,000 shares, consisting of (i) 45,000,000 shares of common stock, value of $0.001 per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock. The powers, preferences and relative, $.001 par value with such powers, designations, preferences, rights and qualifications, limitations or restrictions as may be decided upon by the Company's board of directors.

5. The name and mailing address of the incorporator is as follows:

Hershey Moss
759 Cedar Field Court
Town & Country, Missouri 63017

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

Name	Mailing Address
Hershey Moss	759 Cedar Field Court Town & Country, Missouri 63017

6. The Company is to have perpetual existence.

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, amend, alter or repeal the bylaws of the Company.

8. Elections of directors need not be by written ballot unless the bylaws of the Company shall so provide.

Meetings of stockholders may be held within or without the State of Delaware as the bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Company.

9. The Company reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. No director of this Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Nothing in this paragraph shall serve to eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to this Company or its stockholders, (b) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of

such repeal or modification.

11. (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding whether civil, criminal or administrative, (a "Proceeding"), or is contacted by any governmental or regulatory body in connection with any investigation or inquiry (an "Investigation"), by reason of the fact that he or she is or was a director or executive officer (as such term is utilized pursuant to interpretations under Section 16 of the Securities Exchange Act of 1934) of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "Indemnitee"), whether the basis of such Proceeding or Investigation is alleged action in an official capacity or in any other capacity as set forth above shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that such Advancement of Expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (an "Undertaking").

(b) If a claim under paragraph (a) of this Section is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the

case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In

(i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and

.(ii) any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a final adjudication that,

the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section or otherwise shall be on the Company.

(c) The rights to indemnification and to the Advancement of Expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(e) The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Section with respect to the indemnification and Advancement of Expenses of directors, and executive officers of the Company.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 3rd day of April, 2000.

Hershey Moss

Hershey Moss